UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2012

TITAN OIL & GAS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-153762	26-2780766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7251 West Lake Mead Boulevard, Suite 300
Las Vegas, Nevada
(Address of Principal Executive Offices)

89128
(Zip Code)

(702) 562-4315
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 20, 2012 the Board of Directors of Titan Oil & Gas, Inc. (the “Registrant”) elected Mr. Jack Adams President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary, and Treasurer of the Registrant.

Mr. Adams, age 44, has been a director of the Registrant since August 1, 2010.  Mr. Adams is an experienced industry professional with a wide range of experience including environmental technology, field geology, and surveying.  From September 2011 to present Mr. Adams has been attending the University of Calgary and from September 2008 to the August 2011, he worked as a technical representative for Ranger Survey Systems, a drilling supply and services company, in Calgary, Alberta.  From December 2007 to August 2008 he was a project manager for Adler Environmental Solutions, an environmental assessment company, and from December 1996 to July 2007 he owned a computer business.  He obtained a Bachelor of Science degree in geology from Brandon University in 2002 and an Oceanological Engineering Degree from Eastern University in Vladivostok, Russia in 1991. Mr. Adams was appointed as an officer of the Registrant due to his experience in the oil and gas industry.

Effective as of January 20, 2012 Mr. Jarnail Dhaddey resigned as President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer and Director of the Registrant.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN OIL & GAS, INC.

By: /s/ Jack Adams
Name:  Jack Adams
Title: President, Chief Executive Officer,
Chief Financial Officer, Chief Accounting Officer,
Treasurer, and Secretary

Date:  January 20, 2012